Exhibit 10.5

OPTION AGREEMENT

Agreement No. 2026−11−0009

Base Case No. 2017−130

This option agreement (“Agreement”) is effective as of July 9, 2025 (“Effective Date”), by and between The Regents of the University of California, a California constitutional corporation, acting through its Santa Barbara campus having an Office of Technology & Industry Alliances located at 342 Lagoon Road, Mail Code 2055, Santa Barbara, CA 93106−2055 (“The Regents”), and Palomino Laboratories Inc., a Delaware corporation having a principal place of business at 1007 N Orange St. 4th Floor 1624, Wilmington, DE 19801 (“Optionee”).

BACKGROUND

A. Certain inventions generally characterized as follows (collectively, the “Inventions”) were made in the course of research at the University of California, Santa Barbara (“UCSB”) as listed in The Regents’ patent rights in Exhibit A of this Agreement (“Patent Rights”).

B. Optionee wishes to internally evaluate the Inventions within Optionee’s company to determine its interest in taking a license under the Patent Rights.

C. The Regents wishes to enter into an option agreement with Optionee so that the Inventions may be developed to the fullest extent and the benefits therefrom enjoyed by the general public.

D. Any of the Inventions sponsored, in part, by King Abdulaziz City of Science & Technology (“KACST”) through the Solid State Lighting Program established under the research agreement effective June 1, 2013 by and between The Regents, KACST and KAUST (“KACST Research Agreement”) are jointly owned by The Regents and KACST. The KACST Research Agreement grants The Regents control over all licensing and patent prosecution activities covering such jointly owned inventions (as identified in Exhibit A) in all countries and territories except: The Kingdom of Saudi Arabia, Kuwait, Bahrain, Qatar, the United Arab Emirate, the Sultanate of Oman and the Republic of Yemen (“Gulf States”). KACST controls licensing and patent prosecution activities in the Gulf States. For the purposes of Section 10.4 of this Agreement, Joint Owners of Inventions jointly owned by KACST and The Regents shall include King Abdullah University of Science and Technology (“KAUST”).

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS

1.1	“Field of Use” means all business and technology fields.

1.2	“Territory” means the World except for the Gulf States.

1.3 “License Agreement” means the license agreement as more fully described in Article 6 (Terms of the Proposed License Agreement) by and between The Regents and Optionee that may result if Optionee exercises its option under this Agreement.

2.	GRANT

2.1 Subject to the limitations and other terms and conditions set forth in this Agreement, The Regents grants to Optionee the exclusive right to utilize the Patent Rights in the Field of Use and in the Territory, solely for use within Optionee’s company and solely for the purpose of providing Optionee the opportunity to determine its interest in entering into a License Agreement. The right to import, offer for sale, and sell any invention utilizing the Patent Rights is expressly excluded from this Agreement.

2.2 The Regents expressly reserves the right to (a) make and use the Invention and the Patent Rights and any associated technology for educational and research purposes, including clinical research, and research sponsored by commercial and/or non−commercial entities, (b) publicly disclose research results, and (c) allow other educational or non− profit institutions to make and use the Patent Rights and any associated technology for the same purposes of (a) and (b).

3.	OPTION EXECUTION FEE

As partial consideration and condition for this Agreement, Optionee will pay to The Regents an option execution fee of $10,000. The total option execution fee is due to The Regents within thirty (30) days of the Effective Date. The option execution fee is non−refundable, non−creditable, non−cancelable, and not an advance against royalties or other payments required to be paid under the terms of this Agreement or the License Agreement.

4.	TERM

4.1 The rights granted to Optionee in Article 2 (Grant) begin on the Effective Date and expire on the first anniversary of that date. This option term may be extended by Optionee for an additional twelve (12) months upon written notice to The Regents and payment of an option extension fee of $10,000, due sixty (60) days prior to the first anniversary of the Effective Date. All rights and obligations of this Agreement, will remain in effect during any extended option term.

4.2 The option extension fee is non−refundable, non−creditable and not an advance against royalties or other payments required to be paid under the terms of this Agreement or the License Agreement.

4.3 In the event Optionee exercises its option rights hereunder, the term of this Agreement will automatically extend for an additional one hundred twenty (120) days from the date of the option exercise, during which time The Regents and the Optionee will negotiate the terms of the License Agreement in good faith (“Negotiation Period”). The Negotiation Period may be extended by the mutual written agreement of the parties.

5.	EXERCISE OF THE OPTION

5.1 If Optionee elects to exercise its right to negotiate the terms of the License Agreement, then Optionee will notify The Regents in writing not later than thirty (30) days prior to the expiration of this Agreement and any extension thereof. The written notice will include the following items: (a) a listing of the particular patents or patent applications to which Optionee wishes to take a license; (b) whether an exclusive license or a non−exclusive license is desired; (c) the geographic territories in which a license is desired; (d) the fields of use to which a license is desired; and (e) a reasonably acceptable business plan.

5.2 Failure by Optionee to properly notify The Regents pursuant to Paragraph 5.1 will be deemed by The Regents as an election by Optionee not to secure a license, and The Regents will then be free to market and license the Patent Rights to third parties without further obligation to Optionee.

5.3 If Optionee exercises its option rights hereunder, then Optionee’s obligation to reimburse The Regents for patent costs under Article 7 (Patent Prosecution and Maintenance) will be extended for the Negotiation Period and any extensions thereof until the License Agreement is executed by both parties or if no License Agreement is executed, until either party terminates such negotiations in writing. Upon such termination of negotiations, The Regents will be free to market and license the Patent Rights to third parties without further obligation to Optionee.

6.	TERMS OF THE PROPOSED LICENSE AGREEMENT

6.1 If Optionee exercises its option in accordance with Article 5 (Exercise of the Option), then The Regents and Optionee will negotiate in good faith to arrive at mutually agreeable terms and conditions for the License Agreement. Notwithstanding any other provision of this Agreement to the contrary, neither party will be obligated to negotiate the License Agreement beyond Negotiation Period and any extensions thereof. The parties mutually acknowledge that good− faith negotiations may or may not result in the execution of the License Agreement. The License Agreement may be exclusive or non−exclusive at the election of Optionee. The License Agreement will include, but is not limited to, the following provisions:

6.1.1	the right to make, have made, use, sell, offer to sell and import licensed products, services and methods under the Patent Rights in the elected field of use and territory with limitations regarding The Regents’ continued use of the Patent Rights for educational, teaching and research purposes as well as any rights of the U.S. Government;

6.1.2	a license execution fee due upon signing, minimum annual fees, milestone payments, an earned royalty rate based on net sales of licensed products, services, minimum royalty payments, continued payment of patent costs as provided herein;

6.1.3	mutually agreed upon diligence terms based on objective performance standards and designed to achieve commercialization of licensed products, services in all Fields of Use in the Territory;

6.1.4	in the case of an exclusive license, the right to sublicenses to third parties the rights granted to licensee under the License Agreement;

6.1.5	payment to The Regents of a portion of non−royalty consideration (including but not limited to license execution fees, license maintenance fees, milestone payments, cross licenses and in−kind consideration) due or received from sublicensees as well as earned royalties based upon net sales of licensed products, services made by sublicensees;

6.1.6	indemnification of The Regents by licensee, limitation of liability of the Regents;

6.1.7	continued payment of patent costs as provided herein; and

6.1.8	other standard terms normally found in license agreements executed by The Regents.

7.	PATENT PROSECUTION AND MAINTENANCE

7.1 As long as Optionee has paid or reimbursed patent costs as provided for in this Article 7 (Patent Prosecution and Maintenance), The Regents will diligently endeavor to prosecute and maintain the U.S. and foreign patents comprising the Patent Rights using counsel of its choice, and The Regents will provide Optionee with copies of all relevant documentation so that Optionee may be informed of the continuing prosecution, and Optionee agrees to keep this documentation confidential. The Regents’ counsel will take instructions only from The Regents, and all patents and patent applications under the Patent Rights will be assigned solely to The Regents.

7.2 Optionee will bear all costs of preparing, filing, prosecuting and maintaining all U.S. and foreign patents and patent applications that cover any Patent Rights. Costs billed by The Regents’ counsel will be rebilled to Optionee and are due within thirty (30) days of rebilling by The Regents. These costs include patent prosecution costs for the Patent Rights that may be incurred during the term of this Agreement, and any extensions thereof. Optionee’s obligation to pay patent costs will continue for the term of this Agreement, and any extension thereof, including during the Negotiation Period and any extension thereof.

8.	INDEMNIFICATION

8.1 Indemnification. Optionee will indemnify, hold harmless and defend The Regents, the inventors of the Patent Rights, and the sponsors of the research that led to the invention claimed by the Patent Rights, and their respective employers, and the officers, employees and agents of any of the foregoing (each an “Indemnitee”), against any and all losses, damage, costs, fees and expenses incurred by any Indemnitee in connection with any claims or suits brought by a Third Party (a “Claim”) resulting from, or arising out of, the exercise of this Agreement.

9.	CONFIDENTIALITY

9.1 Optionee will safeguard confidential information supplied by The Regents and relating to the Patent Rights and the negotiated terms of this Agreement against disclosure to others with the same degree of care as it exercises with its own information of a similar nature. Optionee may only use such confidential information except to perform its obligations under this Agreement, and may not disclose such confidential information to others (except to its employees, agents or consultants who are bound to Optionee by a like obligation of confidentiality) without the express written permission of The Regents.

9.2 The Regents is free to release to the inventors, senior administrators employed by The Regents, and individual Regents the terms and conditions of this Agreement. If a third party inquires whether a license to the Patent Rights is available, The Regents may disclose the existence of this Agreement and the extent of the grant in Article 2 (Grant) to such third party, but will not disclose the name of Optionee unless Optionee has done so publicly, or any other negotiated terms or conditions of this Agreement, except where The Regents is required to release information under the California Public Records Act, a governmental audit requirement, or other applicable law.

10.	LIMITED WARRANTY

10.1 To the extent of the actual knowledge of the UCSB Office of Technology & Industry Alliances as of the Effective Date, The Regents warrants to Optionee that it has the lawful right to grant this option.

10.2 This Agreement and the Patent Rights are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE PATENT RIGHTS, AND ANY LICENSED PRODUCT, SERVICE, OR METHOD DERIVED THEREFROM AND PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY.

10.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS AGREEMENT OR USE OF THE PATENT RIGHTS, OR THE MANUFACTURE OF ANY LICENSED PRODUCT, SERVICE OR METHOD DERIVED THEREFROM.

10.4 Nothing in this Agreement:

10.4.1	is a warranty or representation by The Regents or Joint Owners as to the validity, enforceability, or scope of any of the Patent Rights;

10.4.2	is a warranty or representation that anything made, used or otherwise disposed of under any license from The Regents or Joint Owners is or will be free from infringement of patents of third parties;

10.4.3	is an obligation to bring or prosecute actions or suit against third parties for patent infringement;

10.4.4	is an obligation to furnish any information or know−how not provided in the Patent Rights; or

10.4.5	confers by implication, estoppel or otherwise any license or rights under any patents of The Regents or Joint Owners other than the Patent Rights.

11.	NOTICES

Any notice or payment hereunder will be deemed to have been properly given when sent in writing in English to the respective email address below and will be deemed effective on the date sent.

For Optionee:

Nane	Jeffrey Shealy
Title	CEO
Address	[redacted]
Company	Palomino Laboratories Inc.
Email	jeff@paloninolabs.ai
Phone	N/A
Reference # (if any)	N/A

For The Re ents:	University of California, Santa Barbara
Office of Technology & Industry Alliances
342 Lagoon Rd, Santa Barbara, CA 23106-2055 Attention:
Director
prosecution@tia.ucsb.edu

Ref: UCSB Case No. UC-2017-130 and Agreement No. 2026−11−0009

12.	PAYMENT TERMS

All payments due under this Agreement must be sent via wire transfer as follows. Optionee are responsible For ALL wire transfer fees.

Wire:

[REDACTED]

Note: In order to ensure that funds are properly credited to your account, please reference UC Invoice Number, UC Case Number, or UC Agreement Number on all wire transfers.

13.	GOVERNING LAWS

This Agreement WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS OR TO WHICH PARTY DRAFTED PARTICULAR PROVISIONS OF THE

AGREEMENT. Any legal action brought by the parties relating to this Agreement will be conducted in San Francisco, California.

14.	MISCELLANEOUS

14.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

14.2 No amendment or modification hereof is valid or binding upon the parties unless made in writing and signed on behalf of each party.

14.3 This Agreement will be deemed to have been drafted by both parties, and in the event of a dispute, will not be construed against either party.

14.4 This Agreement, including any exhibits and attachments, embodies the entire understanding of the parties and supersedes all previous communications, representations and understandings, either oral or written, between the parties relating to the subject matter hereof.

14.5 If any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability will not affect any other provision hereof, but this Agreement will be construed as if that invalid, illegal or unenforceable provision had never been contained in it.

14.6 None of the provisions of this Agreement is intended to create any form of joint venture between the parties, rights in third parties or rights that are enforceable by third parties.

14.7 This Agreement may be signed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same document.

[signatures on next page]

IN WITNESS WHEREOF, both The Regents and Optionee have executed this Agreement, in duplicate originals, by their respective and duly authorized representatives, on the day and year hereinafter written.

PALOMINO LABORATORIES INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Jeffrey Shealy	By:	/s/ Claire Driscoll
Name:	Jeffrey Shealy	Name:	Claire Driscoll
Title:	CEO	Title:	Director
Technolo y C Industry Alliances

Date:	7/11/2025	Date:	7/11/2025

Emmail for execution: ______________________________

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